SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED December 23, 1997
(To Prospectus dated December 23, 1997)

                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

              Mortgage Pass-Through Certificates, Series 1997-10

                                    The Class A-6 Certificates

The Class A-6                       o   This supplement relates to the
certificates represent                  offering of the Class A-6 certificates
obligations of the trust                of the series referenced above. This
only and do not represent               supplement does not contain complete
an interest in or obligation            information about the offering of the
of CWMBS, Inc., Countrywide             Class A-6 certificates. Additional
Home Loans, Inc. or any                 information is contained in the
of their affiliates.                    prospectus supplement dated December
                                        23, 1997 prepared in connection with
This supplement may be                  the offering of the offered
used to offer and sell                  certificates of the series referenced
the offered certificates                above and in the prospectus of the
only if accompanied by the              depositor dated December 23, 1997. You
prospectus supplement and               are urged to read this supplement, the
the prospectus.                         prospectus supplement and the
                                        prospectus in full.

                                    o   As of the November 25, 1999, the class
                                        certificate balance of the Class A-6
                                        certificates was approximately
                                        $12,094,296.00.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 17, 1999


                               THE MORTGAGE POOL

         As of November 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 803 Mortgage Loans having an aggregate Stated Principal Balance of approximately $245,770,830.37.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                   As of
                                                             November 1, 1999

Total Number of Mortgage Loans.............................         803
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
    30-59 days.............................................        0.75%
    60-90 days.............................................        0.12%
    91 days or more (excluding pending foreclosures).......        0.00%
                                                                   -----
    Total Delinquencies....................................        0.87%
                                                                   =====
Foreclosures Pending.......................................        0.19%
                                                                   -----
Total Delinquencies and foreclosures pending...............        1.06%
                                                                   =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of conventional loans serviced or master serviced by the Master Servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $236.4 billion at August 31, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                        At February 28, (29),        At August 31,
                                                -----------------------------------
                                                1996      1997     1998      1999        1999
                                                ----      ----     ----      ----        ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End(1):

    30-59 days..............................    2.13%     2.26%    2.68%     3.05%       2.87%
    60-89 days..............................    0.48      0.52     0.58      0.21        0.20
    90 days or more (excluding pending
         foreclosures)......................    0.59      0.66     0.65      0.29        0.29
                                                ----      ----     ----      ----        ----
    Total of delinquencies..................    3.20%     3.44%    3.91%     3.55%       3.36%
                                                ====      ====     ====      ====        ====
    Foreclosures pending....................    0.49%     0.71%    0.45%     0.31%       0.28%
                                                ====      ====     ====      ====        ====
    Total delinquencies and foreclosures
         pending............................    3.69%     4.15%    4.36%     3.86%       3.64%
                                                ====      ====     ====      ====        ====

--------


(1) As a percentage of the total number of loans serviced including loans subserviced for others.



Year 2000 Compliance

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the A-6 Certificates.

                   DESCRIPTION OF THE CLASS A-6 CERTIFICATES

         The Class A-6 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-6 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of November 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A-6 Certificates was approximately $12,094,296.00 evidencing a beneficial ownership interest of approximately 4.92% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $226,297,228.59 and evidenced in the aggregate a beneficial ownership interest of approximately 92.08% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,473,601.77, and evidenced in the aggregate a beneficial ownership interest of approximately 7.92% in the Trust Fund. For additional information with respect to the Class A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                    Original Term to  Remaining Term to
   Principal                                         Maturity (in        Maturity (in
    Balance      Mortgage Rate    Net Mortgage Rate   months)               months)
--------------- ---------------- ------------------- ---------------  -----------------

$157,010,196.10  7.829720278%         7.55111329%          360                336

$88,760,634.27   7.450612143%         7.18007203%          360                336

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-6 Certificates is $12,094,296.00, (ix) interest accrues on the Class A-6 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Offered Certificates is December 17, 1999, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination", and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                           Class A-6
                                                   SPA Prepayment Assumption

          Distribution Date                0%      100%      275%      400%      500%
          -----------------                --      ----      ----      ----      ----
Initial Percent.....................      100       100      100       100       100
November 25, 2000...................      100       100      100       100       100
November 25, 2001...................      100       100      100        22         0
November 25, 2002...................      100       100       27         0         0
November 25, 2003...................      100       100        0         0         0
November 25, 2004...................      100       100        0         0         0
November 25, 2005...................      100       100        0         0         0
November 25, 2006...................      100       100        0         0         0
November 25, 2007...................      100       100        0         0         0
November 25, 2008...................      100       100        0         0         0
November 25, 2009...................      100       100        0         0         0
November 25, 2010...................      100        87        0         0         0
November 25, 2011...................      100        66        0         0         0
November 25, 2012...................      100        47        0         0         0
November 25, 2013...................      100        29        0         0         0
November 25, 2014...................      100        11        0         0         0
November 25, 2015...................      100         0        0         0         0
November 25, 2016...................      100         0        0         0         0
November 25, 2017...................      100         0        0         0         0
November 25, 2018...................      100         0        0         0         0
November 25, 2019...................      100         0        0         0         0
November 25, 2020...................      100         0        0         0         0
November 25, 2021...................      100         0        0         0         0
November 25, 2022...................      100         0        0         0         0
November 25, 2023...................       68         0        0         0         0
November 25, 2024...................       13         0        0         0         0
November 25, 2025...................        0         0        0         0         0
November 25, 2026...................        0         0        0         0         0
November 25, 2027...................        0         0        0         0         0
                                            -         -        -         -         -
Weighted Average Life (years) **....     24.4      13.0      2.9       2.0       1.5

--------------------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,163,022 and $50,000 and $4,499,992, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-6 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-6 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-6 Certificates are currently rated "Aaa" by Moody's Investors Services, Inc. and "AAA" by Duff & Phleps Credit Rating Company. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-6 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1
                                MORTGAGE RATES(1)
                        Number of                             Percent of
                        Mortgage       Aggregate Principal     Mortgage
Mortgage Rates (%)       Loans        Balance Outstanding       Pool
      7.000                 7          $   2,000,590.03         0.81%
      7.125                10          $   2,669,228.35         1.09%
      7.250                16          $   5,066,966.63         2.06%
      7.375                53          $  17,120,063.33         6.97%
      7.500               200          $  61,903,785.93        25.19%
      7.625               139          $  45,358,988.15        18.46%
      7.750               167          $  50,288,571.68        20.46%
      7.875               124          $  35,734,647.63        14.54%
      8.000                34          $  10,288,061.09         4.19%
      8.125                21          $   5,865,906.67         2.39%
      8.250                15          $   4,717,037.78         1.92%
      8.375                 9          $   2,512,725.73         1.02%
      8.500                 6          $   1,645,433.21         0.67%
      8.750                 1          $     311,250.53         0.13%
      9.125                 1          $     287,573.63         0.12%
---------------------------------------------------------------------
      Total               803          $  245,770,830.37      100.00%
=====================================================================
(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is approximately 7.68%. Without such adjustment, the weighted average Mortgage Rate for the Mortgage Loans is approximately 7.69%.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)
                         Number of
Original Loan-to-Value    Mortgage     Aggregate Principal        Percent of
    Ratios(%)               Loans      Balance Outstanding      Mortgage Pool
50.00 and below              31           $ 9,086,471.06            3.70%
 50.01 to 55.00               8           $ 2,566,391.04            1.04%
 55.01 to 60.00              39           $12,099,685.90            4.92%
 60.01 to 65.00              40           $15,496,469.98            6.31%
 65.01 to 70.00              36           $11,487,453.46            4.67%
 70.01 to 75.00             104           $32,015,291.06           13.03%
 75.01 to 80.00             437          $133,507,771.96           54.32%
 80.01 to 85.00              17           $ 5,273,602.04            2.15%
 85.01 to 90.00              73           $19,900,588.15            8.10%
 90.01 to 95.00              18           $ 4,337,105.72            1.76%
-------------------------------------------------------------------------------
                   Total     803         $245,770,830.37          100.00%
===============================================================================
(1) The weighted average Loan-to-Value Ratios of the Mortgage Loans is approximately 75.60%.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
                             Number of                               Percent of
      Current Mortgage        Mortgage       Aggregate Principal      Mortgage
        Loan Amounts            Loans        Balance Outstanding        Pool
$0   --     $50,000                7          $      71,741.70          0.03%
$50,001  --   $100,000             7          $     519,877.98          0.21%
$100,001  --   $150,000            7          $     873,076.23          0.36%
$150,001  --   $200,000            6          $   1,018,060.98          0.41%
$200,001  --   $250,000          189          $  44,519,871.88         18.11%
$250,001  --   $300,000          281          $  76,173,775.24         30.99%
$300,001  --   $350,000          134          $  43,310,530.32         17.62%
$350,001  --   $400,000           58          $  21,633,735.56          8.80%
$400,001  --   $450,000           41          $  17,411,932.49          7.08%
$450,001  --   $500,000           33          $  15,711,104.22          6.39%
$500,001  --   $550,000           13          $   6,810,555.26          2.77%
$550,001  --   $600,000           10          $   5,741,487.32          2.34%
$600,001  --   $650,000           10          $   6,317,238.96          2.57%
$650,001  --   $750,000            3          $   2,107,885.64          0.86%
$750,001  -- $1,000,000            4          $   3,549,956.59          1.44%
------------------------------------------------------------------------------
                        Total    803          $ 245,770,830.37        100.00%
==============================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $306,066.

                   DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
                              Number of
                              Mortgage     Aggregate Principal     Percent of
  Type of Program               Loans      Balance Outstanding    Mortgage Pool
Full                             428         $133,455,559.80          54.30%
Alternative                      215          $64,629,144.43          26.30%
Reduced                          144          $44,283,639.21          18.02%
No Income / No Asset              16          $ 3,402,486.93           1.38%
-------------------------------------------------------------------------------
                         Total   803         $245,770,830.37          100.00%
===============================================================================

                         TYPE OF MORTGAGED PROPERTIES
                               Number of
                                Mortgage    Aggregate Principal     Percent of
     Property Type               Loans      Balance Outstanding   Mortgage Pool
Single Family                     583         $178,186,622.14        72.50%
Condominium                        20          $ 5,161,259.56         2.10%
High Rise Condo                     3           $  778,607.23         0.32%
2-4 Family                         10          $ 3,424,317.24         1.39%
Planned Unit Development          187          $58,220,024.20        23.69%
------------------------------------------------------------------------------
                         Total    803         $245,770,830.37          100.00%
==============================================================================

                              OCCUPANCY TYPES(1)
                            Number of
                             Mortgage     Aggregate Principal     Percent of
   Occupancy Type              Loans      Balance Outstanding   Mortgage Pool
Primary Residence               776         $238,104,842.86           96.88%
Investor Property                 6         $    984,919.27            0.40%
Second Residence                 21         $  6,681,068.24            2.72%
------------------------------------------------------------------------------
                     Total      803         $245,770,830.37          100.00%
==============================================================================
(1) Based upon the representations of the related mortgagors at the time of origination.

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
California                        393          $ 128,820,288.80      52.41%
Colorado                           46          $  14,385,726.06       5.85%
Florida                            26          $   6,794,388.42       2.76%
Oregon                             15          $   5,070,541.56       2.06%
Texas                              42          $  12,751,009.43       5.19%
Washington                         20          $   5,639,994.17       2.29%
Other (less than 2%)              261          $  72,308,881.93      29.42%
---------------------------------------------------------------------------
                         Total    803          $ 245,770,830.37     100.00%
===========================================================================
(1) Other includes 40 other states and the District of Columbia with under 2% concentrations individually.

                           PURPOSE OF MORTGAGE LOANS
                               Number of                             Percent of
                               Mortgage       Aggregate Principal     Mortgage
      Loan Purpose               Loans        Balance Outstanding       Pool
Purchase                          504          $ 153,936,628.83        62.63%
Refinance (rate/term)             207          $  63,104,028.02        25.68%
Refinance (cash out)               92          $  28,730,173.52        11.69%
-----------------------------------------------------------------------------
                        Total     803          $ 245,770,830.37       100.00%
=============================================================================

                        REMAINING MONTHS TO MATURITY(1)
                               Number of
Remaining Term to Maturity     Mortgage     Aggregate Principal     Percent of
         (Months)                Loans      Balance Outstanding   Mortgage Loans
            277                    1           $    248,485.11        0.10%
            330                    2           $    442,456.79        0.18%
            332                    3           $    882,518.55        0.36%
            333                   11           $  3,274,597.88        1.33%
            334                   36           $ 11,764,694.33        4.79%
            335                   86           $ 26,555,614.57       10.81%
            336                  320           $101,075,807.50       41.13%
            337                  343           $101,254,458.04       41.20%
            338                    1           $    272,197.60        0.11%
---------------------------------------------------------------------------
                  Total          803           $245,770,830.37      100.00%
===========================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 336 months.

                                   EXHIBIT 2

          ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATES
                           SERIES 1997-10, CWMBS INC
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1         21,702,015.57    5.908750%       465,347.77    106,859.82      572,207.59       0.00       0.00
                        A2         21,702,015.57    3.091250%             0.00     55,905.30       55,905.30       0.00       0.00
                        A3         16,382,894.03    7.250000%       351,291.94     98,979.98      450,271.93       0.00       0.00
                        A4         59,574,160.43    6.612500%     1,277,425.25    328,278.45    1,605,703.69       0.00       0.00
                        A5         12,800,000.00    7.250000%             0.00     77,333.33       77,333.33       0.00       0.00
                        A6         12,094,296.00    7.250000%             0.00     73,069.71       73,069.71       0.00       0.00
                        A7         17,135,704.00    7.250000%             0.00    103,528.21      103,528.21       0.00       0.00
                        A8         87,846,106.15    7.250000%             0.00    530,736.89      530,736.89       0.00       0.00
                        PO            881,829.13    0.000000%        25,711.76          0.00       25,711.76       0.00       0.00
                        X         158,571,252.97    0.301516%             0.00     39,843.18       39,843.18       0.00       0.00
                        M           9,291,820.75    7.250000%         8,318.05     56,138.08       64,456.14       0.00       0.00
                        B1          4,203,442.43    7.250000%         3,762.93     25,395.80       29,158.73       0.00       0.00
                        B2          2,433,571.58    7.250000%         2,178.54     14,702.83       16,881.37       0.00       0.00
                        B3          1,327,987.05    7.250000%         1,188.82      8,023.26        9,212.07       0.00       0.00
                        B4          1,329,014.98    7.250000%         1,189.74      8,029.47        9,219.20       0.00       0.00
                        B5            905,213.47    7.250000%             0.00      6,279.36        6,279.36       0.06       0.00
Residual                AR                  0.00    7.250000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        247,908,055.56     -            2,136,414.78  1,533,103.66    3,669,518.44       0.06     -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1         21,236,667.80              0.00
                                A2         21,236,667.80              0.00
                                A3         16,031,602.09              0.00
                                A4         58,296,735.18              0.00
                                A5         12,800,000.00              0.00
                                A6         12,094,296.00              0.00
                                A7         17,135,704.00              0.00
                                A8         87,846,106.15              0.00
                                PO            856,117.37              0.00
                                X         157,010,196.10              0.00
                                M           9,283,502.70              0.00
                                B1          4,199,679.50              0.00
                                B2          2,431,393.04              0.00
                                B3          1,326,798.23              0.00
                                B4          1,327,825.24              0.00
                                B5            904,403.06              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        245,770,830.37     -
--------------------------------------------------------------------------------
